SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (Amendment No. _____)

Check the appropriate box:

|_|   Preliminary Information Statement
|_| Confidential, For Use of the Commission Only (as Permitted by Rule 14c-5(d)(2))
|X|   Definitive Information Statement


                           THE ENCHANTED VILLAGE, INC.


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                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)   Title of each class of securities to which transaction applies:


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(2)   Aggregate number of securities to which transaction apply:


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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11:


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(4)   Proposed maximum aggregate value of transaction: $


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(5)   Total fee paid: $


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|_|   Fee paid previously with preliminary materials:


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|_|   Check box if any part of the fee is offset as  provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:


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(2)   Form, schedule or registration statement no.:


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(3)   Filing party:


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(4)   Date filed:

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



                           THE ENCHANTED VILLAGE, INC.

           NO. 1169 YUMENG ROAD, RUIAN ECONOMIC DEVELOPMENT DISTRICT,
                    RUIAN CITY, ZHEJIANG PROVINCE, P.R. CHINA

                              INFORMATION STATEMENT

                                  June 21, 2004

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

GENERAL

           This Information Statement is first being furnished on or about June 21, 2004, to stockholders of record as of the close of business on May 15, 2004 (the "Record Date") of the common stock, $0.002 par value per share of The Enchanted Village, Inc. ("the Company") in connection with the following (the "Actions"):

            1. Amend the Certificate of Incorporation to effect a one (1) for fifteen (15) reverse stock split of the Company's outstanding shares of common stock.

            2. Amend the Certificate of Incorporation, to change the name of the Company from The Enchanted Village, Inc. to SORL Auto Parts, Inc.

           On the Record Date, the authorized voting stock consisted of 4,928,000 shares of common stock and 1,000,000 shares of Series A Convertible Preferred Stock entitled to vote on the Actions. Each share of common stock is entitled to one vote; each share of Series A Preferred Stock is entitled to one hundred ninety-four votes per share. The Board of Directors has approved, and a majority of the stockholders (the "Consenting Stockholders") representing 74.9% of the issued and outstanding shares of Series A Convertible Preferred Stock, have consented in writing to, the Actions. Such approval and consent constitute the approval and consent of a majority of the total number of shares entitled to vote on the Actions and is sufficient under Delaware law and the Company's By-laws to approve the Actions. Accordingly, the Actions will not be submitted to the other stockholders of the Company for a vote and this Information Statement is being furnished to stockholders to provide certain information concerning the Actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, including Regulation 14C.

           The Company will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's stock.


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


            The principal executive office of the Company is located at No. 1169 Yumeng Road, Ruian Economic Development District, Ruian City, Zhejiang Province, P.R. China.

            AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A
              REVERSE STOCK SPLIT OF THE OUTSTANDING COMMON STOCK

           The Board of Directors has unanimously adopted and the Consenting Stockholders have approved an amendment to the Certificate of Incorporation to effect a one (1) for fifteen (15) reverse stock split of our outstanding common stock. The reverse stock split will apply to all issued and outstanding shares of the common stock and to all outstanding rights to purchase the common stock and to convert other securities into the common stock, and, as a result, the issued and outstanding shares of the common stock and all outstanding rights to purchase the common stock and to convert other securities into the common stock will each be reduced to one fifteenth of their present number. The proposed reverse stock split will not alter the relative rights and preferences of our existing stockholders, except to the extent that holders of fractional shares resulting from the reverse stock split shall receive one whole share of the common stock in lieu of a fractional share.

           The reverse stock split will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of the state of Delaware, which will occur on or about July 30, 2004. Under federal securities laws, the certificate of amendment can not be filed until at least 20 days after the mailing of this Information Statement.

REASONS FOR THE PROPOSED AMENDMENT

              The purpose of the reverse stock split is to decrease the number of outstanding shares of common stock in order to increase the market value thereof in anticipation of a possible listing on an exchange or the Nasdaq Stock Market. However, the history of reverse stock splits for companies in circumstances similar to the Company's is varied. Although the market price for an equity security should increase by fifteen times in connection with a one-for-fifteen reverse stock split of an exchange-traded security with a high trading volume, the reaction of the market to a reverse stock split in a security that is thinly traded, such as the common stock, is not as predictable. The market price of the common stock after a reverse stock split will also be affected by the Company's performance and other factors unrelated to the proposed reduction in the number of the outstanding shares. Consequently, the trading price for the common stock may not increase fifteen-fold, or at all, as a result of the reverse stock split.

              Further, the reduction in the number of shares of common stock outstanding, without any corresponding material alteration in the economic composition of the Company or the relative interests of the stockholders may enhance the public and institutional perception of the Company's common stock and thus generate investor interest.

FRACTIONAL SHARES

              No fractional share of common stock or cash in lieu of fractional common stock will be issued or paid in connection with the reverse stock split. Instead, stockholders who would otherwise be entitled to receive a fraction of a share will be entitled to receive a whole share in lieu of such fractional share.


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


STOCK CERTIFICATES

              The reverse stock split will occur on date the Certificate of Amendment is filed with the Delaware Secretary of State without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of existing common stock ("Old Shares") are actually surrendered by each holder thereof for certificates representing the number of shares of the new common stock ("New Shares") which each such stockholder is entitled to receive as a consequence of the reverse stock split. After the effective date of the reverse stock split, each share of existing common stock will be deemed to represent 1/15th of a share of new common stock. See "Exchange of Stock Certificates".

US FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

              The following is a summary of certain material federal income tax consequences of the reverse stock split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder should consult with his, her or its own tax advisor with respect to the consequences of the reverse stock split.

              No gain or loss should be recognized by a stockholder of the Company upon the exchange of Old Shares for New Shares pursuant to the reverse stock split. However, to the extent that a stockholder would have been entitled to a fractional share and receives a whole share in lieu of such fractional share, the excess of the fair market value of the whole share over the fractional share to which the stockholder would have otherwise been entitled in the reverse stock split (the "Dividend Fraction Value") will be treated as a taxable dividend. The aggregate tax basis of the New Shares received in the reverse stock split will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefore increased by the Dividend Fraction Value.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY

           The Board of Directors has unanimously adopted, and the Consenting Stockholders have approved an amendment to, the Certificate of Incorporation of the Company to change the name of the Company from "The Enchanted Village, Inc." to "SORL Auto Parts, Inc."

           In the judgment of the Board of Directors, the change of the Company's corporate name is desirable in view of the resent acquisition by the Company of Fairford Holdings Limited ("Fairford"). Fairford owns 90% of the equity interest of Ruili Group Ruian Auto Parts Co., Ltd., a sino-foreign joint venture (the "Joint Venture") established pursuant to the laws of the People's Republic of China ("PRC" or "China"). Through Fairford's 90% interest in the Joint Venture, the Company manufactures and distributes automotive air brake


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


valves and hydraulic brake valves in China and internationally for use primarily in vehicles weighing over three tons, such as trucks, vans and buses. The Company's products are sold under the "SORL" trademark.

           The amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of the State of Delaware, which will occur on or about July 30, 2004. Under federal securities laws, the Company cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement.

EXCHANGE OF STOCK CERTIFICATES

              Promptly after the amendment to the Certificate of Incorporation is filed with the Delaware Secretary of State, the Company's transfer agent shall mail to each holder of record on the Record Date a letter of transmittal which shall set forth the instructions for the surrender of the Old Shares for receipt of New Shares. The New Shares shall reflect the name change and the reverse stock split, including the issuance of a full additional share in lieu of a fractional share. Upon surrender of the Old Shares for cancellation to the transfer agent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the Old Shares so surrendered shall be canceled, and the holder of the Old Shares shall receive New Shares. The transfer agent will charge the stockholders its standard fee for issuing the certificate(s) representing the New Shares. Until surrendered to the transfer agent, Old Shares retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of New Shares to which such stockholders are entitled as a result of the reverse stock split.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

PERSONS ENTITLED TO NOTICE/DISSENTERS' RIGHTS

           As of the Record Date, there were 4,928,000 shares of common stock and 1,000,000 shares of Series A Preferred outstanding. The Actions have been duly approved by the Consenting Stockholders holding a majority of the outstanding Series A Preferred. Approval or consent of the remaining stockholders is not required and is not being solicited hereby or by any other means.

           The Delaware General Corporation Law does not provide for dissenters' rights in connection with the adoption of the Actions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock, immediately following the closing of the Acquisition and assuming conversion of the Company's Series A Convertible Preferred Stock by (a) each beneficial owner of more than five percent of the Common Stock; (b) each of the Company's directors; and (c) all of the Company's directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. Unless otherwise specified, the address of each person set forth below is Ruili Group Ruian Auto Parts Co., Ltd., No. 1169 Yumeng Road, Ruian Economic Development District, Ruian City, Zhejiang Province, P.R. China.


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

                                                                     TOTAL NUMBER OF COMMON SHARES
                                                 TOTAL NUMBER         ISSUABLE UPON CONVERSION OF        PERCENTAGE OWNERSHIP
                 NAME/TITLE                   OF PREFERRED SHARES      SERIES A PREFERRED STOCK         ASSUMING CONVERSION(1)
                 ----------                   -------------------      ------------------------         ----------------------
Xiao Ping Zhang, Chief
  Executive Officer and Chairman                    701,538                136,312,992                       66.4%
Xiao Feng Zhang, Chief
 Operating Officer and Director                      87,692                  17,039,124                      8.5%
Zong Yun Zhou, Chief Financial Officer                   -                    -                                 -
Guang Kang Chang, Director                               -                    -                                 -
All Directors and Executive Officers
 (4 persons)                                        789,230                153,352,116                       74.9%
Shuping Chi                                          87,692                  17,039,124                      8.5%

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      (1) Based on  199,288,000  shares  outstanding as of May 15, 2004 assuming the conversion of all of the outstanding shares of the Series A Convertible Preferred Stock.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Xiao Ping Zhang
                                        ----------------------------------------
                                        Xiao Ping Zhang, Chief Executive Officer



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


                            CERTIFICATE OF AMENDMENT

                         OF ARTICLES OF INCORPORATION OF

                           THE ENCHANTED VILLAGE, INC.

                             a Delaware Corporation

                        The undersigned certifies that:

1.    He is the Chief Executive Officer of The Enchanted Village, Inc.

2. Article I of the Certificate of Incorporation of this corporation is amended to read as follows:

         "The name of this corporation shall be: "SORL Auto Parts, Inc."

3. Article IV of the Certificate of Incorporation of this corporation is amended to add the following to the end thereof:

                        "Effective   12:01  a.m.   on   __________,   2004  (the
                  "effective date"), each share of $0.002, par value per share ("Old Common Stock") of the corporation then issued shall automatically be converted into one fifteenth (1/15) of a share of common stock, par value $0.002 per share ("New Common Stock"). All stockholders otherwise entitled to receive a fractional share of New Common Stock will receive a full share of New Common Stock in lieu of such fractional share, as each fractional share will be rounded up and become a whole share. Prior to the effective date, there are 4,928,000 shares of Old Common Stock issued and outstanding."

4. The foregoing amendments of the Certificate of Incorporation have been duly approved by the board of directors and a majority of the shares entitled to vote on this matter.

      I further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of my own knowledge.

DATE:  July ____, 2004


                                        ----------------------------------------
                                        Xiao Ping Zhang, Chief Executive Officer




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